PURCHASE AND SALE AGREEMENT

      PURCHASE AND SALE AGREEMENT (this "AGREEMENT"), dated as of the 14th day of June, 2000, by and between Robert B. Austin or Ronald J. DiPietro, as Trustee and not individually, for GOVERNMENT CENTER GARAGE REALTY TRUST, a Massachusetts nominee trust, acting for GCGA Limited Partnership, a Massachusetts Limited Partnership and the sole beneficiary of the Seller, having an office c/o Dean Witter Realty Inc., Two World Trade Center, 64th Floor, New York, New York 10048 (the "SELLER"), and ONE CONGRESS STREET JV LLC, a Delaware limited liability company, having an office at 140 West 57th Street, Suite 5A, New York, New York 10019 (the "PURCHASER").

                               W I T N E S S E T H

      WHEREAS, the Seller is the owner of the real property known as "The Government Center Garage", or "One Congress Street", which is located in Boston, Massachusetts;

      WHEREAS, the Seller and the Purchaser have entered into negotiations wherein the Purchaser expressed its intent to purchase the Property (as defined herein) from the Seller and the Seller expressed its intent to sell the Property to the Purchaser; and

      WHEREAS, the Seller and the Purchaser now desire to enter into an agreement whereby, subject to the terms and conditions contained herein, the Seller shall sell the Property to the Purchaser and the Purchaser shall purchase the Property from the Seller.

      NOW, THEREFORE, in consideration of ten ($10.00) dollars and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, it is hereby agreed as follows:

      1. Sale of the Property. The Seller agrees to sell and convey to the Purchaser, and the Purchaser agrees to purchase from the Seller, at the price and upon the terms and conditions set forth in this Agreement, all those certain plots, pieces and parcels of land described in SCHEDULE 1 hereto (the "LAND") listed thereon as owned by the Seller, together with (i) all buildings and other improvements situated on the Land (collectively, the "BUILDINGS"), (ii) all easements, rights of way, reservations, privileges, appurtenances, and other estates and rights of the Seller pertaining to the Land and the Buildings and all licenses and permits pertaining thereto held by the Seller (to the extent the same are transferable), (iii) all right, title and interest of the Seller in and to all fixtures, machinery, equipment, supplies and other articles of personal property attached or appurtenant to the Land or the Buildings, or used in connection therewith (collectively, the "PERSONAL PROPERTY"), and (iv) all right, title and interest of the Seller, if any, in and to the trade names of the Buildings (the Land, together with all of the foregoing items listed in clauses (i)-(iv) above being hereinafter sometimes referred to as the "PROPERTY").

            1.1. EXCLUDED PROPERTY. Specifically excluded from the Property and this sale are all items of personal property not described in Section 1 (and all personal property of tenants under the Leases) and the items described in SCHEDULE 2 annexed hereto and made a part hereof.

            1.2. CLOSING DATE. The delivery of the Deed and the consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts, at 10:00 A.M. on (i) the date which is fifteen (15) days after the end of the Due Diligence Period or such earlier or later date as the Seller and Purchaser may agree in writing, or (ii) at the option of the Purchaser upon payment by the Purchaser of the Contract Extension Deposit (pursuant to and as defined in Section 2(c) below), the date which is thirty (30) days after the end of the Due Diligence Period, unless either such day is not a day on which the Registry of Deeds and the Suffolk Registry District of the Land Court of Suffolk County, Massachusetts is open for business, in which case, the Closing shall take place on the next day on which such offices are open (the "CLOSING DATE").

      2. Purchase Price. The purchase price to be paid by the Purchaser to the Seller for the Property (the "PURCHASE PRICE") shall be $121,000,000, unless the Purchaser shall have delivered to the Seller an Early Closing Notice pursuant to
Section 4 hereof, in which case the Purchase Price shall be that price which is listed on SCHEDULE 3 hereof for the date of such Early Closing Notice. The Purchase Price shall be payable as follows:

(a) Initial Contract Deposit. Five Hundred Thousand Dollars ($500,000.00) (the "INITIAL CONTRACT DEPOSIT") shall be payable simultaneously with the execution and delivery of this Agreement, by delivery to First American Title Insurance Company (the "ESCROW AGENT") of a certified or bank check drawn on or by a bank which is a member of the New York Clearing House Association (a "CLEARING HOUSE BANK") or by wire transfer of immediately available funds to the Escrow Agent's account as set forth in the Escrow

(b) Agreement. The Initial Contract Deposit shall be held and disbursed by the Escrow Agent in accordance with the terms of Section 15. At the Closing, the Initial Contract Deposit, along with interest accrued thereon, shall be

(c) delivered to the Seller and such amount shall be credited against the portion of the Purchase Price payable pursuant to Section 2(c);

            (b) Contract Extension Deposit. An additional Two Hundred and
      Fifty Thousand Dollars ($250,000.00) (the "CONTRACT EXTENSION DEPOSIT") shall be payable simultaneously with the request for an extension of the Closing Date pursuant to Section 1.2(ii), by delivery to the Escrow Agent of a certified or bank check drawn on or by a Clearing House Bank or by wire transfer of immediately available funds to the Escrow Agent's account as set forth in the Escrow Agreement. The Contract Extension Deposit shall be held and disbursed by the Escrow Agent in accordance with the terms of
      Section 15. At the Closing, the Contract Extension Deposit, along with interest accrued thereon, shall be delivered to the Seller and such amount shall be credited against the portion of the Purchase Price payable pursuant to Section 2(d);

            (c) Additional Contract Deposit. An additional deposit, which amount shall be determined in accordance with the schedule set forth in
      SCHEDULE 3 (the "ADDITIONAL CONTRACT DEPOSIT") shall be payable no later than one (1) business day after the expiration or early termination of the Due Diligence Period pursuant to Section 4 hereof, by delivery to the Escrow Agent of a certified or bank check drawn on or by a Clearing House Bank or by wire transfer of immediately available funds to the Escrow Agent's account as set forth in the Escrow Agreement. The Additional Contract Deposit shall be held and disbursed by the Escrow Agent in accordance with the terms of Section 15. At the Closing, the Additional Contract Deposit, along with interest accrued thereon, shall be delivered to the Seller and such amount shall be credited against the portion of the Purchase Price payable pursuant to Section 2(d);

            (d) Balance of the Purchase Price. The balance of the Purchase Price (i.e., the Purchase Price minus the Deposit), plus or minus the apportionments set forth in Section 3, shall be paid at the Closing by bank wire transfer of immediately available funds to the Seller's account or to the account or accounts of such other party or parties as may be designated by the Seller on or before the Closing Date.

      3. Apportionments The following shall be apportioned between the Seller and the Purchaser at the Closing as of 11:59 p.m. of the day preceding the Closing Date (the "ADJUSTMENT DATE"):

            (a) for all Leases, fixed or base rents ("RENTS") which have been prepaid, Rents received by Seller for the month in which the Closing occurs and Additional Rents and other amounts paid by tenants applicable to periods which expire after the Closing Date, which have been received by Seller;

            (b) real estate taxes, special assessments (but only any installment relating to the period in which the Adjustment Date occurs), water charges, sewer rents and charges and vault charges, if any, on the basis of the fiscal years (or applicable billing period if other than a fiscal year), respectively, for which same have been assessed;

            (c) value of prepaid fuel belonging to the Seller stored on the Property, at the Seller's cost, including any taxes, on the basis of a statement from the Seller's suppliers;

            (d) charges and payments under Contracts that are being assigned to the Purchaser pursuant to the terms of this Agreement and listed on
      SCHEDULE 4 hereto or permitted renewals or replacements thereof and interest payments under the Garage Tenant Note;

            (e) utilities, to the extent required by Section 3.4;

            (f) deposits with telephone and other utility companies, and any other persons or entities who supply goods or services in connection with the Property if same are assigned to the Purchaser at the Closing;

            (g) personal property taxes on the Personal Property, if any, on the basis of the fiscal year for which assessed;

            (h) all other revenues from the operation of the Property collected by the Seller other than Rents and Additional Rents (including, without limitation, parking charges, tenant direct electrical reimbursements, HVAC overtime charges, and telephone booth and vending machine revenues);

            (i) New Lease Expenses as provided in Section 10.1.2 and Section 10.1.3; and

            (j) such other items as are customarily apportioned between sellers and purchasers of real properties of a type similar to the Property and located in Boston, Massachusetts.

            3.1. TAXES. If the amount of real estate taxes, special assessments or other taxes for the Property for the fiscal year during which Closing occurs is not finally determined at the Adjustment Date, such taxes shall be apportioned on the basis of the full amount of the assessment for such period (or the assessment for the prior tax period if the assessment for the current tax period is not then known) and the rate for the immediately prior tax year, and shall be reapportioned as soon as the new tax rate and valuation, if any, has been finally determined. If any taxes which have been apportioned shall subsequently be reduced by abatement, the amount of such abatement, less the cost of obtaining the same and after deduction of sums payable to tenants under Leases or expired or terminated Leases, shall be equitably apportioned between the parties hereto.

            The Seller has advised the Purchaser that tax abatement proceedings are currently pending for the tax years 1997, 1998 and 1999 and that it intends to file such abatement proceedings for the tax year 2000. The Seller will make reasonable efforts to settle such proceedings on or before March 31, 2001. If and to the extent Seller shall receive any refund of any taxes which are the subject of such proceedings, the Seller shall promptly remit to any present or former tenants who are entitled to the same each such tenant's share of any such refund. The provisions of this Section 3.1 will survive the Closing.

            3.2.  RENTS.

                  3.2.1. ARREARAGES. If on the Closing Date any tenant is in arrears in the payment of Rent or has not paid the Rent payable by it for the month in which the Closing occurs (whether or not it is in arrears for such month on the Closing Date), any Rents received by the Purchaser or the Seller from such tenant after the Closing shall be applied to amounts due and payable by such tenant during the following periods in the following order of priority: (i) first, to the then current month in which the payment was received if Rent is due and owing for such month, (ii) second, to the months in which any arrearages exist, paying off the most recent arrears first. If Rents or any portion thereof received by the Seller or the Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party (to the extent not collected from or reimbursed by tenants).

                  3.2.2. ADDITIONAL RENTS. If any tenants are required to pay percentage rent, escalation charges for real estate taxes, parking charges, operating expenses and maintenance escalation charges, cost-of-living increases or other charges of a similar nature ("ADDITIONAL RENTS") and any Additional Rents are collected by the Purchaser from a tenant after the Closing Date, then the Purchaser shall promptly apply such sums received from such tenant during the following periods in the following order of priority: (i) first, to the then current month in which the payment was received if Additional Rent is due and owing for such month, (ii) second, to the months in which any arrearages exist, paying off the most recent arrears first. If Additional Rents or any portion thereof received by the Seller or the Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party (to the extent not collected from or reimbursed by tenants). At the Closing, Seller shall deliver to Purchaser a list of Additional Rent billed to tenants for the calendar year in which the Closing occurs (both on a monthly basis and in the aggregate), the basis for which the monthly amounts are being billed and the amounts incurred by Seller on account of the components of Additional Rent for such calendar year. Upon the reconciliation by Purchaser of the Additional Rents billed to Tenants, and the amounts actually incurred for such calendar year, Seller and Purchaser shall be liable for overpayments of Additional Rents, and shall be entitled to payments from Tenants, as the case may be, on a pro-rata basis based upon each party's period of ownership during such calendar year. To the extent Seller is liable for an overpayment, it shall make such overpayment to Purchaser within thirty (30) days after request, for further distribution by Purchaser to the tenants, as applicable.

                  3.2.3. COLLECTION AFTER THE CLOSING. After the Closing, the Seller shall continue to have the right, in its own name, to demand payment of and to collect Rent and Additional Rent arrearages owed to the Seller by any tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any tenant other than legal actions or proceedings against a Government Tenant for any reason other than nonpayment of Rent. The Purchaser agrees to cooperate with the Seller, at the Seller's sole cost and expense, in connection with all efforts by the Seller to collect such Rents and Additional Rents and to take all steps, whether before or after the Closing Date, as may be reasonably necessary to carry out the intention of the foregoing, including, without limitation, the delivery to the Seller, upon demand, of any relevant books and records (including any Rent or Additional Rent statements, receipted bills and copies of tenant checks used in payment of such Rent or Additional Rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Rents and Additional Rents by the Seller; provided however, that the Purchaser shall not be required to join in any legal action against any tenant. If for any fiscal period which includes the Adjustment Date tenants are paying Additional Rent based upon estimates prepared by the Seller, such Additional Rents shall be reapportioned when the actual expenses for the fiscal period are known.

            3.3. WATER. If there is a water meter on the Property, the Seller shall furnish a reading to a date not more than ten (10) days prior to the Closing Date, and the unfixed water charges and sewer rent, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading.

            3.4. UTILITIES. The Seller will attempt to obtain final cut-off readings of fuel, telephone, electricity, and gas to be made as of the Adjustment Date. The Seller shall pay the bills based on such readings promptly after the same are rendered. If arrangements cannot be made for any such cut-off reading, the parties shall apportion the charges for such services on the basis of the bill therefor for the most recent billing period prior to the Adjustment Date, and when final bills are rendered for the period which includes the Adjustment Date the Seller and Purchaser shall promptly readjust the apportionments in accordance with such final bills.

            3.5. POST-CLOSING ADJUSTMENTS. The items set forth in this Section 3 shall be apportioned at the Closing by payment of the net amount of such apportionments to the Seller in the manner set forth herein for the payment of the Purchase Price if the net apportionment is in favor of the Seller or by a credit against the Purchase Price if the net apportionment is in favor of the Purchaser. However, if any of the items subject to apportionment under the foregoing provisions of this Section 3 cannot be apportioned at the Closing because of the unavailability of the information necessary to compute such apportionment, or if any errors or omissions in computing apportionments at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period of one year after the Closing Date. Notwithstanding any of the foregoing provisions of this Section 3.5 to the contrary, the Purchaser and the Seller agree that the one year limitation set forth in this Section 3.5 shall not apply to the parties' obligations under Sections 3.1 and 3.2 and that such obligations shall survive the Closing forever.

      4. Due Diligence Period. Subject to the third sentence of this paragraph, the Purchaser shall have a sixty (60) day period commencing on the date hereof (the "DUE DILIGENCE PERIOD") to examine title to the Property, to inspect the physical and financial condition of the Property and to review the Property Information. Included in the Property Information which is to be provided to Purchaser or otherwise made available by Seller for review by Purchaser, upon execution hereof or promptly following request therefor by Purchaser, are the following: leases, lease files (including correspondence), maintenance logs, financial books and records (excluding financial information of the Seller-entity, as opposed to the Property, any appraisals received by Seller and internal memoranda regarding Seller's partnership matters, as opposed to matters relating to the Property), contracts, plans and specifications, engineering reports, construction contracts, environmental reports, permits, licenses and approvals, bills, escalation calculations, operating statements, operating and capital budgets, to the extent that the same are in the possession of the Seller or the Property Manager and located at the office of the Property Manager in Boston or Maryland. The Purchaser may at its option elect to terminate the Due Diligence Period at any time on or after the forty-fifth (45th) day thereof, upon written notice (the "EARLY CLOSING NOTICE") of such election to the Seller and payment to the Seller of the Additional Contract Deposit as determined in accordance with Schedule 3 hereof.

            4.1. ACCESS TO THE PROPERTY. During the Due Diligence Period, the Purchaser and the Purchaser's Representatives shall have the right to enter upon the Property for the sole purpose of inspecting the Property and making surveys, soil borings, engineering tests and other investigations, inspections and tests (collectively, "INVESTIGATIONS"), provided (i) the Purchaser shall give the Seller not less than one (1) business days' prior written notice before each entry, (ii) the first such notice shall include sufficient information to permit the Seller to review the scope of the proposed Investigations, and (iii) neither the Purchaser nor the Purchaser's Representatives shall permit any borings, drillings or samplings to be done on the Property without the Seller's prior written consent, which consent shall not be unreasonably withheld or delayed. Any entry upon the Property and all Investigations shall be during the Seller's normal business hours or at such other time or times as may be reasonably acceptable to Seller and at the sole risk and expense of the Purchaser and the Purchaser's Representatives, and shall not unreasonably interfere with the activities on or about the Property of the Seller, its tenants and their employees and invitees. The Purchaser shall:

                  (a) promptly repair any damage to the Property resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Property used for such Investigations so that the Property shall be in the same condition as that which existed prior to such Investigations;

                  (b) fully comply with all Laws applicable to the
            Investigations and all other activities undertaken in connection therewith;

                  (c) permit the Seller to have a representative present during all Investigations undertaken hereunder;

                  (d) take all actions and implement all protections necessary to ensure that all actions taken in connection with the Investigations, and the equipment, materials, and substances generated, used or brought onto the Property pose no threat to the safety or health of persons or the environment, and cause no undue damage to the Property or other property of the Seller or other persons;

                  (e) maintain or cause to be maintained, at the Purchaser's expense, a policy of comprehensive general public liability insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the minimum amount of $3,000,000, insuring the Purchaser and the Seller and certain of Seller's Affiliates listed on SCHEDULE 5, as additional insureds, against any injuries or damages to persons or property that may result from or are related to (i) the Purchaser's and/or the Purchaser's Representatives' entry upon the Property, (ii) any Investigations or other activities conducted thereon, and (iii) any and all other activities undertaken by the Purchaser and/or the Purchaser's Representatives in connection with the Property, and deliver evidence of such insurance policy to the Seller at the earlier of ten (10) days after the date of this Agreement or the first entry on the Property;

                  (f) indemnify the Seller and the Seller's Affiliates and hold the Seller and the Seller's Affiliates harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and disbursements) (a "Loss"), suffered or incurred by the Seller or any of the Seller's Affiliates and arising out of or in connection with (i) the Purchaser and/or the Purchaser's Representatives' entry upon the Property, and (ii) any investigations or other activities conducted thereon by the Purchaser or the Purchaser's Representatives except to the extent such Loss results from a condition existing at the Property prior to the time of such investigations or other activities; and

                  (g) not, at any time, contact or communicate with any tenant of the Property for any reason whatsoever without having first afforded to Seller an opportunity to contact such tenant in order to notify such tenant that Purchaser wishes to communicate with such tenant and to set up an appointment for same. Seller or its designee shall have the right to be present at or otherwise participate in such meetings.

            The provisions of this Section 4.1 (other than Section 4.1(g)) shall survive the termination of this Agreement and the Closing.

            4.2. PURCHASER'S TERMINATION NOTICE. Subject to the provisions of the last paragraph of this Section 4.2, the Purchaser shall have the right to elect to terminate this Agreement for any reason or for no reason, in its sole and absolute discretion by giving written notice (the "PURCHASER'S TERMINATION NOTICE") of such election to the Seller at any time prior to the expiration of the Due Diligence Period.

            If for any reason whatsoever the Purchaser shall not have given the Purchaser's Termination Notice prior to the expiration of the Due Diligence Period, the Purchaser shall be deemed to have irrevocably waived the right of termination granted under this Section 4.2, and such right of termination shall be of no further force or effect.

            4.3. ESTOPPEL CERTIFICATES. Promptly after execution and delivery of this Agreement, the Seller agrees to use commercially reasonable efforts to obtain Estoppel Certificates from each tenant under a Lease, but in no event shall it be deemed to be an obligation of the Seller under this Agreement to obtain executed Estoppel Certificates except for Estoppel Certificates from the Garage Tenant and the Government Tenants. In order to satisfy the requirements hereof, all Estoppel Certificates shall disclose no (i) information which is inconsistent with the information contained in Schedule 8, nor (ii) any modifications to such Estoppel Certificates which are otherwise unacceptable to Purchaser in Purchaser's reasonable judgment. The Estoppel Certificates shall be in the form annexed hereto as EXHIBIT H and made a part hereof; provided, however, if any tenant is required or permitted under its Lease to make different statements in a certificate of such nature than are set forth in EXHIBIT H, after requesting an Estoppel Certificate from such tenant in the form of EXHIBIT H, the Seller may modify the Estoppel Certificate for such tenant to set forth only the statements required under such tenant's Lease to be made by such tenant in such a certificate. All Estoppel Certificates received from tenants will be delivered to Purchaser promptly following receipt by Seller. If any tenant other than a Government Tenant or the Garage Tenant fails to deliver an Estoppel Certificate in the form required by this Agreement, Seller shall have the right to substitute in lieu thereof an estoppel certificate substantially in such form executed by Seller and such estoppel certificate shall be treated for all purposes as an Estoppel Certificate from such failing tenant.

      5. Title. The Seller shall convey and the Purchaser shall accept title to the Property subject to those matters set forth on SCHEDULE 6 hereto (collectively the "PERMITTED ENCUMBRANCES"). The Seller is in possession of (i) a specimen policy for an owner's fee title insurance policy with respect to the Property (the "SPECIMEN POLICY") from First American Title Insurance Company (the "TITLE COMPANY"), together with true and complete copies of all instruments giving rise to any defects or exceptions to title to the Property, and (ii) an as-built survey ("SURVEY") entitled Plan of Land Government Center Parking Garage, Boston, Mass. and dated September 16, 1998. On the Closing Date, Purchaser will obtain, at Purchaser's expense, a policy of title insurance (the "TITLE POLICY") from the Title Company in form contemplated by the Specimen Policy. The Seller shall deliver to the Purchaser, at the Seller's expense, within thirty (30) days after the execution of this Agreement an update to the Survey (the "UPDATED SURVEY") certified to the parties designated by the Purchaser.

            5.1. UNACCEPTABLE ENCUMBRANCES. If the Title Policy or the Updated Survey indicate the existence of any liens or encumbrances (collectively, "LIENS") or other defects or exceptions in or to title to the Property other than the Permitted Encumbrances (collectively, the "UNACCEPTABLE ENCUMBRANCES") subject to which the Purchaser is unwilling to accept title and the Purchaser gives the Seller notice of the same on or prior to the Closing Date, the Seller shall undertake to eliminate the same (or to arrange for title insurance insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Property, which additional title insurance shall be obtained at the sole cost and expense of the Seller and shall, if it is in the form of affirmative insurance rather than an elimination of reference to the Unacceptable Encumbrances in the Title Policy, be in form and substance satisfactory to Purchaser in its sole discretion) subject to Section 5.2. The Seller may adjourn the Closing one or more times for up to thirty (30) days in the aggregate in order to eliminate Unacceptable Encumbrances, subject to the consent of the Purchaser.

            5.2. REMOVAL OF UNACCEPTABLE ENCUMBRANCES. The Seller shall not be obligated to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate Unacceptable Encumbrances not waived by the Purchaser or to arrange for title insurance insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the Property; except that the Seller shall satisfy Unacceptable Encumbrances which are (i) mortgages and past due real estate taxes and assessments secured by or affecting the Property and any other Liens placed on the Property with the Seller's consent, and
      (ii) judgments against the Seller or other Liens secured by or affecting the Property which judgments and other Liens can be satisfied by payment of liquidated amounts not to exceed $120,000 in the aggregate for all such judgments and other Liens. The Seller may eliminate any such Unacceptable Encumbrance by the payment of amounts necessary to cause the removal thereof of record, by bonding over such Unacceptable Encumbrance in a manner reasonably satisfactory to the Purchaser or by arranging for title insurance at the sole cost and expense of the Seller which, if it is in the form of affirmative insurance rather than an elimination of reference to the Unacceptable Encumbrances in the Title Policy, be in form and substance satisfactory to Purchaser in its sole discretion.

            5.3. OPTIONS UPON FAILURE TO REMOVE UNACCEPTABLE LIENS. If the Seller is unable to eliminate all Unacceptable Encumbrances not waived by the Purchaser after having made the efforts to eliminate the Unacceptable Encumbrances required by Section 5.2, or to bond over or arrange for title insurance with respect to such Unacceptable Encumbrances as provided by Section 5.2, and to convey title in accordance with the terms of this Agreement on or before the Closing Date (whether or not the Closing is adjourned as provided in Section 5.1), the Purchaser shall elect on the Closing Date, as its sole remedy for such inability of the Seller, either (i) to terminate this Agreement by notice given to the Seller pursuant to Section 14.1, in which event the provisions of Section
      14.1 shall apply, or (ii) to accept title subject to such Unacceptable Encumbrances and receive no credit against, or reduction of, the Purchase Price.

            5.4. USE OF PURCHASE PRICE. If on the Closing Date there may be any Liens or other encumbrances which the Seller must pay or discharge in order to convey to the Purchaser such title as is herein provided to be conveyed, the Seller may use any portion of the Purchase Price to satisfy the same, provided:

                  (a) the Seller shall deliver to the Purchaser or the Title
            Company, at the Closing, instruments in recordable form and sufficient to satisfy such Liens or other encumbrances of record together with the cost of recording or filing said instruments; or

                  (b) the Seller, having made arrangements with the Title
            Company, shall deposit with said company sufficient moneys acceptable to said company to insure the obtaining and the recording of such satisfactions.

            5.5. TRANSFER TAXES; TITLE INSURANCE PREMIUMS. At the Closing, the Seller shall pay all transfer taxes (the "TRANSFER TAX PAYMENTS") imposed pursuant to the Laws of the Commonwealth of Massachusetts in respect of the transactions contemplated by this Agreement by delivery to the Title Company of sufficient funds to pay such taxes. At the Closing, the premiums due the Title Company to obtain title insurance policies in the form contemplated by the Specimen Policy (as the same may be amended pursuant to this Agreement), the cost of obtaining the survey and other Closing-related expenses shall be paid in the manner set forth on SCHEDULE 7 hereto.

Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as follows:

            (a) The Seller is a duly formed and validly existing nominee trust organized under the laws of the Commonwealth of Massachusetts and is qualified under the laws of the Commonwealth of Massachusetts to conduct business therein.

            (b) The Seller has the full, legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by the Seller pursuant to this Agreement (collectively, the "SELLER'S DOCUMENTS"), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under the Seller's Documents and all of the foregoing have been duly authorized and directed by the beneficiaries of the Seller.

            (c) This Agreement and the Seller's Documents do not and will not contravene any provision of the trust indenture of the Seller, any judgment, order, decree, writ or injunction issued against the Seller, or, to the Seller's actual knowledge, any provision of any laws or governmental ordinances, rules, regulations, orders or requirements (collectively, the "LAWS") applicable to the Seller. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by the Seller under any agreement to which the Seller or any of its assets are subject or bound and will not result in a violation of any Laws applicable to the Seller.

            (d) There are no leases, licenses or other occupancy agreements affecting any portion of the Property (collectively, the "LEASES") on the date hereof, except for the Leases listed in SCHEDULE 8 annexed hereto and made a part hereof. The copies of the Leases furnished by the Seller to the Purchaser are true, correct and complete, and to the Seller's knowledge, all of the Leases are in full force and effect. Except as listed on SCHEDULE 8, the Seller has not given or received any notice of default which remains uncured or unsatisfied. To the Seller's knowledge, as of the date hereof, there are no current defaults with respect to any of the Leases, except as listed on SCHEDULE 8. Except as listed on
      SCHEDULE 8, there are (i) no brokerage commissions, with respect to any of the Leases or any extensions thereof, and (ii) no outstanding obligations with respect to tenant improvements made or to be made by the landlord under any of the Leases or other work done or to be done by the landlord under any of the Leases.

            (e) To the Seller's actual knowledge, there are no pending actions, suits, proceedings or investigations to which the Seller is a party before any court or other governmental authority with respect to the Property owned by the Seller except as set forth on SCHEDULE 9 hereto. Except as set forth on SCHEDULE 9, in the period from October 27, 1997 through the date hereof, the Seller has not received any written notice from any governmental authority of any violation of law (other than an Applicable Environmental Law) relating to the Property.

            (f) Except as disclosed on SCHEDULE 10 hereto, since October 27, 1997, (i) neither the Seller nor, to the Seller's actual knowledge, any third party has engaged in the generation, use, manufacture, treatment, storage or disposal of any Hazardous Substance (as hereinafter defined) on the Property in violation of Applicable Environmental Law (as hereinafter defined), and (ii) neither the Seller nor, to the Seller's actual knowledge, any third party has received any written notice from any governmental authority having jurisdiction over the Property of any violation of Applicable Environmental Law with respect to the Property which requires corrective action. Disclosure of any matter on SCHEDULE 10 hereto shall not constitute any admission by Seller that such matter was material or a violation of Applicable Environmental Law. As used in this Agreement, the term "HAZARDOUS SUBSTANCE" shall mean any substance, chemical or waste that is currently listed as hazardous, toxic or dangerous under Applicable Environmental Law. As used in this Agreement, the term "APPLICABLE ENVIRONMENTAL LAW" shall mean the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.ss. 9601 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.ss. 6901, et seq.; the Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq.; and the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.; as the foregoing have been amended from time to time to the date of this Agreement; and any similar state and local laws and ordinances and the regulations implementing such statutes in effect on the date hereof imposing liability or establishing standards of conduct for environmental protection.

            (g) The list of Contracts provided on SCHEDULE 4 hereto is true, correct and complete. Except as set forth on SCHEDULE 4, to the Seller's actual knowledge there are no material defaults under any of the Contracts to be assumed by the Purchaser. Any management, leasing and/or brokerage agreements affecting the Property shall be terminated at Closing. On or prior to the date of this Agreement, Seller has elected and has directed the contractor under the Repairs Contract to proceed with all of Alternatives A, B and C pursuant to Article II of the Repairs Contract. Attached hereto as EXHIBIT N is a true and correct copy of that certain Promissory Note issued by the Seller to the Garage Tenant, dated as of November 1, 1983, in the stated principal amount of $3,000,000 (the "GARAGE TENANT NOTE"), all obligations under which shall be assigned by the Seller to the Purchaser pursuant to the Assignment and Assumption of Contracts and License, attached hereto as EXHIBIT D, as of Closing. The Seller has not given or received any notice of default which remains uncured or unsatisfied under the Garage Tenant Note. To the Seller's knowledge, as of the date hereof, there are no current defaults with respect to the Garage Tenant Note. Interest under the Garage Tenant Note has been paid through the June 30, 2000. The current principal balance of the Garage Tenant Note as of June 30, 2000 is $2,331,140.

            5.6. SURVIVAL OF REPRESENTATIONS. The representations and warranties of the Seller set forth in this Section 6 (i) shall be true, accurate and correct in all material respects upon the execution of this Agreement and shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date), and (ii) shall remain operative and shall survive the Closing and the execution and delivery of the Deed for a period of nine (9) months following the Closing Date and then shall expire, and no action or claim based thereon shall be commenced after such period.

            5.7. DISCOVERY OF UNTRUE REPRESENTATION. If at or prior to the Closing, (i) the Purchaser shall become aware that any of the representations or warranties made herein by the Seller is untrue, inaccurate or incorrect in any material respect and shall give the Seller notice thereof at or prior to the Closing, or (ii) the Seller shall notify the Purchaser that a representation or warranty made herein by the Seller is untrue, inaccurate or incorrect, then the Seller may, in its sole discretion, elect by notice to the Purchaser to adjourn the Closing one or more times for up to thirty (30) days in the aggregate in order to cure or correct such untrue, inaccurate or incorrect representation or warranty. If any such representation or warranty is not cured or corrected by the Seller on or before the Closing Date (whether or not the Closing is adjourned as provided above), then the Purchaser, as its sole remedy for such inability of Seller, shall elect either (i) to waive such misrepresentations or breaches of warranties and consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price, or (ii) to terminate this Agreement by notice given to Seller pursuant to the provisions of Section 14.1. In the event the Closing occurs, the Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against the Seller for damages that the Purchaser may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of the Seller's representations or warranties being untrue, inaccurate or incorrect if the Purchaser actually knew that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing and the Purchaser nevertheless closes title hereunder.

            5.8. LIMITED NATURE OF REPRESENTATIONS. The Purchaser acknowledges that neither the Seller nor any of the Seller's Affiliates, nor any of their agents or representatives, nor Broker has made any representations or held out any inducements to the Purchaser other than those specifically set forth in this Agreement. As of the Closing (and not as of the date hereof), the Purchaser acknowledges that the Seller, pursuant to the terms of this Agreement, has afforded the Purchaser the opportunity for full and complete investigations, examinations and inspections of the Property and all Property Information. The Purchaser acknowledges and agrees that (i) the Property Information delivered or made available to the Purchaser and the Purchaser's Representatives by the Seller or the Seller's Affiliates, or any of their agents or representatives may have been prepared by third parties and may not be the work product of the Seller and/or any of the Seller's Affiliates; (ii) neither the Seller nor any of the Seller's Affiliates has made any independent investigation or verification of, or has any knowledge of, the accuracy or completeness of, the Property Information; (iii) the Purchaser is relying solely on its own investigations, examinations and inspections of the Property and those of the Purchaser's Representatives and is not relying in any way on the Property Information furnished by the Seller or any of the Seller's Affiliates, or any of their agents or representatives; and (iv) the Seller expressly disclaims any representations or warranties with respect to the accuracy or completeness of the Property Information, and the Purchaser releases the Seller and the Seller's Affiliates, and their agents and representatives, from any and all liability with respect thereto. The Purchaser or anyone claiming by, through or under the Purchaser, hereby fully and irrevocably releases the Seller and the Seller's Affiliates from any and all claims that it may now have or hereafter acquire against any of the Seller or the Seller's Affiliates for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions (whether patent, latent or otherwise) affecting the Property, except for claims against the Seller based upon any obligations and liabilities of the Seller expressly provided in this Agreement. Nothing in this Section 6.3 shall diminish the representations or warranties of the Seller set forth in this Section 6.

      The provisions of this Section 6 shall survive the Closing.

      6. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller as follows:

            (a) The Purchaser is a duly formed and validly existing limited liability company organized under the laws of the State of Delaware, and is as of the Closing, registered under the laws of the Commonwealth of Massachusetts to conduct business therein.

            (b) The Purchaser has the full, legal right, power, authority and financial ability to execute and deliver this Agreement and all documents now or hereafter to be executed by it pursuant to this Agreement (collectively, the "PURCHASER'S DOCUMENTS"), to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under the Purchaser's Documents.

            (c) This Agreement and the Purchaser's Documents do not and will not contravene any provision of the certificate of organization or operating agreement of the Purchaser, any judgment, order, decree, writ or injunction issued against the Purchaser, or any provision of any Laws applicable to the Purchaser. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by the Purchaser under any agreement to which the Purchaser or any of its assets are subject or bound and will not result in a violation of any Laws applicable to the Purchaser.

            (d) There are no pending actions, suits, proceedings or investigations to which the Purchaser is a party before any court or other governmental authority which may have an adverse impact on the transactions contemplated hereby.

      The representations and warranties of the Purchaser set forth in this
Section 7 and elsewhere in this Agreement (i) shall be true, accurate and correct in all material respects upon the execution of this Agreement, shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date) and shall survive the Closing, and (ii) shall remain operative and shall survive the Closing and the execution and delivery of the Deed for a period of nine (9) months following the Closing Date and then shall expire, and no action or claim based thereon shall be commenced after such period.

      7. Documents to be Delivered by the Seller at Closing. At the Closing, the Seller shall execute, acknowledge and/or deliver, as applicable, the following to the Purchaser:

            (a) A quitclaim deed or its equivalent (the "DEED") conveying title to the Property in the form of EXHIBIT A annexed hereto and made a part hereof.

            (b) A lease agreement, by and between the Seller and Kaplan Educational Center, Inc. (the "KAPLAN LEASE"), executed and delivered on a date prior to the Closing Date and substantially in the form of EXHIBIT B annexed hereto, with such alterations or modifications as may be negotiated by the Seller on or after the date hereof, which alterations or modifications shall be subject to the approval of the Purchaser, which approval, if requested prior to the conclusion of the Due Diligence Period, shall not be unreasonably withheld or delayed and, if requested thereafter, may be denied or granted in Purchaser's sole discretion.

            (c) The Assignment and Assumption of Leases and Security Deposits in the form of EXHIBIT C annexed hereto and made a part hereof assigning all of the Seller's right, title and interest, if any, in and to the Leases in effect on the Closing Date, all guarantees thereof and the security deposits thereunder together with any interest thereon which Purchaser may be obligated to pay over to tenants pursuant to the Leases, if any (the "LEASE ASSIGNMENT").

            (d) The Assignment and Assumption of Contracts and Licenses in the form of EXHIBIT D annexed hereto and made a part hereof (the "CONTRACT AND LICENSE ASSIGNMENT") assigning all of the Seller's right, title and interest, if any, in and to (i) all of the assignable licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to the Property by any governmental authority (collectively, the "LICENSES"), and (ii) all assignable purchase orders, guaranties and warranties, equipment leases, advertising agreements, franchise agreements, license agreements, management agreements, leasing and brokerage agreements and other contracts relating to the Property (collectively, the "Contracts") not terminated by Seller pursuant to the terms of this Agreement.

            (e) The Assignment and Assumption of Intangible Property in the form of EXHIBIT E annexed hereto and made part hereof assigning all of the Seller's right, title and interest, if any, in and to all intangible property owned by the Seller with respect to the operation of the Property listed on SCHEDULE 11 annexed hereto and made a part hereof, including, without limitation, the trade names "Government Center Garage" and "One Congress Street" (the "INTANGIBLE PROPERTY ASSIGNMENT") (the Lease Assignment, the Contract and License Assignment and the Intangible Property Assignment are herein referred to collectively as the "A
      & A AGREEMENTS").

            (f) To the extent in the Seller's possession, executed counterparts of all Leases and New Leases and any amendments, guarantees and other documents relating thereto, together with a schedule of all tenant security deposits thereunder and the accrued interest on such security deposits payable to tenants which are in the possession of or received by the Seller. In addition to the foregoing, Seller will make available to Purchaser, for copying at Purchaser's expense, all correspondence in Seller's possession relating to the Leases, but Seller makes no representation or warranty concerning the completeness of such correspondence.

            (g) A bill of sale in the form of EXHIBIT F annexed hereto and made a part hereof (the "BILL OF SALE") conveying, transferring and selling to the Purchaser without warranty or representation all right, title and interest of the Seller in and to all Personal Property and any other documentation reasonably required by the Title Company to close the transaction in accordance with the provisions of this Agreement.

            (h) Notices to the tenants of the Property in the form of EXHIBIT G annexed hereto and made a part hereof advising the tenants of the sale of the Property to the Purchaser and directing that rents and other payments thereafter be sent to the Purchaser or as the Purchaser may direct.

            (i) A certificate of a trustee of the Seller that the Seller has taken all necessary trust action to authorize the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

            (j) Executed originals of all Estoppel Certificates required by
      Section 4.3 and any other Estoppel Certificates, received by the Seller from tenants prior to the Closing Date and not previously delivered to the Purchaser.

            (k) To the extent in the Seller's possession and not already located at the Property, keys to all entrance doors to, and equipment and utility rooms located in, the Property.

            (l) To the extent in the Seller's possession and not already located at the Property, all Licenses.

            (m) To the extent in the possession of the Seller or otherwise located at the Property, executed counterparts of all Contracts and all warranties in connection therewith which are in effect on the Closing Date and which are assigned by the Seller.

            (n) To the extent in the Seller's possession and not located at the Building, plans and specifications of the Buildings.

            (o) A "FIRPTA" affidavit sworn to by the Seller in the form of
      EXHIBIT I annexed hereto and made a part hereof. The Purchaser acknowledges and agrees that upon the Seller's delivery of such affidavit, the Purchaser shall not withhold any portion of the Purchase Price pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

            (p) The Transfer Tax Payments.

            (q) A certificate of Seller that all representations and warranties are true and correct on the Closing Date, except to the extent they relate only to an earlier date.

            (r) All other documents the Seller is required to deliver pursuant to the provisions of this Agreement, including without limitation, any documents required to assign the General Services Administration Lease.

      8. Documents to be Delivered by the Purchaser at Closing. At the Closing, the Purchaser shall execute, acknowledge and/or deliver, as applicable, the following to the Seller:

            (a) The cash portion of the Purchase Price payable at the Closing pursuant to Section 2, subject to apportionments, credits and adjustments as provided in this Agreement.

            (b) The Bill of Sale.

            (c) (i) reasonable evidence of the authority of the person executing documents at Closing on behalf of the Purchaser; (ii) a good standing certificate issued by the state of incorporation of the Purchaser, dated within thirty (30) days of the Closing Date; and (iii) a qualification to do business certificate issued by the Commonwealth of Massachusetts, dated within thirty (30) days of the Closing Date.

            (d) The A & A Agreements.

            (e) All other documents the Purchaser is required to deliver pursuant to the provisions of this Agreement, including without limitation, any documents required to assign the General Services Administration Lease, and any other documents which are otherwise reasonably required by the Title Company in connection with this transaction.

      9. Operation of the Property prior to the Closing Date. Between the date hereof and the Closing Date, the Seller shall operate and maintain the Property, consistent with its past practices.

            9.1. NEW LEASES. The Seller shall not modify, extend, renew or cancel (subject to Section 10.2) any Lease or enter into any proposed Lease of all or any portion of the Property without the Purchaser's prior consent in each instance, which consent, if sought prior to the conclusion of the Due Diligence Period, shall not be unreasonably withheld and, if sought thereafter, may be given or denied, in Purchaser's sole discretion, but in any event shall be given or denied, with the reasons for any such denial, within five business (5) days after receipt by the Purchaser of the Seller's notice requesting the Purchaser's consent to the proposed action relating to such existing or proposed Lease; provided, however, that the foregoing provisions shall not apply to the Kaplan Lease. If the Purchaser fails to reply to the Seller's request for consent in a notice given within such period or if the Purchaser expressly denies its consent but fails to provide the Seller with the reasons for such denial, the Purchaser's consent shall be deemed to have been granted.

                  9.1.1. NEW LEASE EXPENSES. If after the date of this Agreement the Seller enters into any Leases, or if there is any extension or renewal of any Leases, whether or not such Leases provide for their extension or renewal, or any expansion or modification of any Leases (each, a "NEW LEASE"), the Seller shall keep accurate records of all expenses (collectively, "NEW LEASE EXPENSES") incurred in connection with each New Lease, including, without limitation, the following:
            (i) brokerage commissions and fees relating to such leasing transaction, (ii) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, including any expenses incurred for architectural or engineering services, (iii) reimbursements to the tenant for the cost of any of the items described in the preceding clause (ii),
            (iv) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (v) rent concessions relating to the demised space provided the tenant has the right to take possession of such demised space during the period of such rent concessions, and (vi) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Property).

                  9.1.2. ALLOCATION OF NEW LEASE EXPENSES. The New Lease
            Expenses for each New Lease allocable to and payable by the Seller shall be determined by multiplying the amount of such New Lease Expenses by a fraction, the numerator of which shall be the number of days contained in that portion, if any, of the term of such New Lease commencing on the date on which the tenant thereunder shall have commenced to pay fixed rent ("RENT COMMENCEMENT DATE") and expiring on the date immediately preceding the Closing Date, and the denominator of which shall be the total number of days contained in the period commencing on the Rent Commencement Date and expiring on the date of the scheduled expiration of the term of such New Lease, without provision for any optional extensions or renewals, and the remaining balance of the New Lease Expenses for each New Lease shall be allocable to and payable by the Purchaser by addition to the Purchase Price. At the Closing, the Purchaser shall reimburse the Seller for all New Lease Expenses theretofore paid by the Seller, if any, in excess of the portion of the New Lease Expenses allocated to the Seller pursuant to the provisions of the preceding sentence. For purposes of this Section 10.1.2, the Rent Commencement Date under a renewal, extension, expansion or modification of a Lease shall be deemed to be (i) in the case of a renewal or extension (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the first date during such renewal or extension period after the originally scheduled expiration of the term of such Lease on which the tenant under such Lease commences to pay fixed rent,
            (ii) in the case of an expansion (whether effective prior to or after the Closing, or in the form of an option exercisable in the future), the date on which the tenant under such Lease commences to pay fixed rent for the additional space, and (iii) in the case of a modification not also involving a renewal, extension or expansion of such Lease, the effective date of such modification agreement. The provisions of this Section 10.1.2 shall survive the Closing.

                  9.1.3. KAPLAN LEASE. The foregoing provision, Section 10.1.2, shall not apply to the Kaplan Lease. All of the New Lease Expenses in connection with the Kaplan Lease (other than the Additional Allowance (as defined in the Kaplan Lease)) shall be paid by the Seller on or prior to the Closing Date, except as hereinafter set forth. If and to the extent the Allowance (as defined in the Kaplan Lease) has not been fully funded to Kaplan prior to the Closing, the Seller shall credit to the Purchaser the remaining portion of such Allowance, and the Purchaser shall be required to fund such remaining portion to Kaplan as and when owing pursuant to the Kaplan Lease. If and to the extent that any portion of the Additional Allowance shall have been paid by Seller to Kaplan prior to the Closing Date, the Purchaser shall reimburse to the Seller such portion at Closing. The provisions of this Section 10.1.3 shall survive the Closing.

            9.2. TERMINATION OF EXISTING LEASES. Notwithstanding anything to the contrary contained in this Agreement, the Seller reserves the right, but is not obligated, to institute summary proceedings against any tenant other than any Government Tenant, the Garage Tenant or the tenant under the Kaplan Lease (collectively, such tenants, the "KEY TENANTS") or terminate any Lease (other than a lease with a Key Tenant) as a result of a default by the tenant thereunder prior to the Closing Date. The Seller makes no representations and assumes no responsibility with respect to (i) the continued occupancy of the Property or any part thereof by any tenant and (ii) the fulfillment after the date hereof, by any tenant of its obligations under any Lease. The removal of a tenant other than a Key Tenant whether by summary proceedings or otherwise prior to the Closing Date shall not give rise to any claim on the part of the Purchaser. Further, the Purchaser agrees that it shall not be grounds for the Purchaser's refusal to close this transaction that any tenant is a holdover tenant or in default under its Lease pursuant to any economic or non-economic terms of its Lease on the Closing Date and the Purchaser shall accept title subject to such holding over or default without credit against, or reduction of, the Purchase Price.

            9.3. CONTRACTS. Except as hereinafter provided in this Section 10.3, the Seller may cancel, modify, extend, renew or permit the expiration of Contracts or enter into any new Contract without the Purchaser's prior consent. After the expiration of the Due Diligence Period, the Seller shall not modify, extend, renew or cancel any Contracts, or enter into any new Contract without the Purchaser's prior consent in each instance, which consent shall not be unreasonably withheld or delayed, and if withheld, the Purchaser shall promptly give the Seller a notice stating the reasons therefor. If the Purchaser fails to reply within five (5) days to the Seller's request for consent in a notice given pursuant to this Section
      10.3 or if the Purchaser expressly denies its consent but fails to provide the Seller with the reasons for such denial, the Purchaser's consent shall be deemed to have been granted. The Purchaser shall give notice to the Seller at least ten (10) business days prior to the Closing Date of any Contracts (including any Contracts entered into after the date hereof) that the Purchaser does not desire to assume. The Seller shall terminate any such Contracts on or prior to the Closing Date. All other Contracts will be assumed by the Purchaser on the Closing Date.

            9.4. REPAIRS. Prior to the Closing Date, the Seller shall cause to be undertaken the remedial improvements and repairs to the Property (such repairs, the "REMEDIAL REPAIRS") contemplated in that certain contract by and between the Seller and T Equipment Corp., dated as of February 4, 2000, a complete and correct copy of which is annexed hereto as EXHIBIT L (the "REPAIRS CONTRACT"). Seller agrees that the Repairs Contract will not be amended to effect a reduction in the scope of the work thereunder without the consent of Purchaser, which consent may be granted or denied in Purchaser's sole discretion. Seller further agrees that there shall be no other change orders or amendments effected under such Contract without the prior consent of Purchaser, which consent will not be withheld or delayed unreasonably. To the extent that the Remedial Repairs have not been completed prior to the Closing Date, the Purchaser shall assume the Repairs Contract at Closing and thereafter the Purchaser shall diligently complete such Remedial Repairs pursuant to the Repairs Contract. In addition to the foregoing, Seller shall cause Engineers Design Group, Inc. ("EDG"), in accordance with the contract between EDG and Seller for such services a complete and correct copy of which is annexed hereto as EXHIBIT M (the "EDG CONTRACT"), to provide reasonable and customary architectural and engineering services with respect to the Repairs Contract, which will include, without limitation, requirements for reasonable and customary oversight, field supervision of work, monitoring of compliance of the work with the Contract Documents, reviews of shop drawings and reviews of contractors' requisitions for payments. Seller shall be responsible for all payments due to EDG pursuant to the EDG Contract. At Closing, the Seller shall place in escrow with the Escrow Agent, pursuant to an escrow agreement mutually acceptable to the Seller and the Purchaser and reflecting the terms of this Section 10.4, the form of which escrow agreement shall be negotiated to completion no later than ten (10) days after the end of the Due Diligence Period (or if the Due Diligence Period is prematurely terminated and an early Closing Date is established pursuant to Section 1.3, prior to such early Closing Date), an amount equal to the product of 1.25 and the estimated cost to complete the portion of the Remedial Repairs remaining unfinished as of the Closing Date (the "ESTIMATED COST"). The Estimated Cost shall be determined by one or more certificates to be obtained by the Seller from the contractor performing the Remedial Repairs. Completion of the work shall be determined by an independent, licensed architect mutually agreeable to the Seller and the Purchaser, the cost of whose services shall be the sole expense of the Seller. The Escrow Agent shall disburse to the Purchaser escrowed funds to pay the Purchaser's actual, invoiced, third-party costs of effecting the Remedial Repairs, within ten (10) business days after Purchaser's proper written requisition therefor (but no more frequently than twice a month) which shall be accompanied by invoices and other commercially reasonable supporting documentation as set forth in the escrow agreement, which requisition and supporting documentation shall be simultaneously delivered to the Seller for review and approval, which approval shall not be unreasonably withheld or delayed and shall be deemed to have been given if written objection is not given to the Purchaser and the Escrow Agent within such ten (10) day period. The balance of the escrowed funds shall be returned to the Seller within thirty (30) days after the final retainage payments have been made to the contractor under the Repairs Contract. If the Seller disapproves any requisition, or if the Seller and the Purchaser can not agree on a mutually agreeable architect, the disagreement shall be arbitrated by a licensed architect selected by the Seller, a licensed architect selected by the Purchaser, and a third licensed architect selected by those two architects, and the decision of a majority of these three shall be binding on the parties, with detailed arbitration procedures and time lines to be established in the escrow agreement. The Seller shall be responsible for the cost of all Remedial Repairs pursuant to the Repairs Contract which are completed on or prior to the Closing Date. The provision of this Section 10.4 shall survive the Closing.

            9.5. REMEDIAL REPAIRS CLAIMS. The Seller agrees (i) to indemnify the Purchaser for any claims made by the Garage Tenant for monetary damages or off-set rent resulting solely from the Garage Tenant's loss of use of parking spaces in the Property occasioned by and occurring during the duration of the Remedial Repairs, and (ii) to promptly pay any claim made or reimburse any offset taken by the Garage Tenant resulting solely from such loss of use of parking spaces, notice of which is given to the Seller prior to March 25, 2001; provided, however, that should such claims be made by the Garage Tenant, giving rise to such a indemnification obligation, the Seller shall have the right to continue or commence legal actions or proceedings against the Garage Tenant with respect to the same; provided further that the Purchaser shall not be obligated to join in such a proceeding. Any rent so recovered from the Garage Tenant will not be subject to the adjustment provisions of Section 3.2.1. The provisions of this Section 10.5 shall survive the Closing.

      10. Broker. The Purchaser and the Seller represent and warrant to each other that Cushman & Wakefield (the "BROKER") is the sole broker with whom they have dealt in connection with the Property and the transactions described herein. The Seller shall be liable for, and shall indemnify the Purchaser against, all brokerage commissions or other compensation due to the Broker arising out of the transaction contemplated in this Agreement, which compensation shall be paid subject and pursuant to a separate agreement between the Seller and the Broker. Each party hereto agrees to indemnify, defend and hold the other harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys' fees and disbursements, which the other may sustain, incur or be exposed to, by reason of any claim or claims by any broker, finder or other person, except (in the case of the Purchaser as indemnitor hereunder) the Broker, for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement if such claim or claims are based in whole or in part on dealings or agreements with the indemnifying party. The obligations and representations and warranties contained in this Section 11 shall survive the termination of this Agreement and the Closing.

      11. Casualty; Condemnation.

            11.1. DAMAGE OR DESTRUCTION. If a "MATERIAL" part (as hereinafter defined) of the Property is damaged or destroyed by fire or other casualty, the Seller shall notify the Purchaser of such fact and the Purchaser shall have the option to terminate this Agreement upon notice to the Seller given not later than ten (10) days after receipt of the Seller's notice; provided, however, that the Purchaser's election shall be ineffective if within ten (10) days after the Seller's receipt of the Purchaser's election notice, the Seller shall elect by notice to the Purchaser to repair such damage or destruction and shall thereafter complete such repair within thirty (30) days after the then scheduled Closing Date at the time of the Purchaser's election. If the Seller makes such election to repair, the Seller shall have the right, with the consent of the Purchaser, to adjourn the Closing Date one or more times for up to thirty (30) in the aggregate in order to complete such repairs and shall have the right to retain all insurance proceeds which the Seller may be entitled to receive as a result of such damage or destruction. If (i) the Purchaser does not elect to terminate this Agreement as to the damaged Property, or (ii) there is damage to or destruction of an "IMMATERIAL" part ("IMMATERIAL" is herein deemed to be any damage or destruction which is not "MATERIAL", as such term is hereinafter defined) of the Property, the Purchaser shall close title as provided in this Agreement and, at the Closing, the Seller shall, unless the Seller has repaired such damage or destruction prior to the Closing, (x) pay over to the Purchaser the proceeds of any insurance collected by the Seller, together with any deductible thereunder, less the amount of all costs incurred by the Seller in connection with the repair of such damage or destruction, together with any coinsurance payments required by the insurer, and (y) assign and transfer to the Purchaser all right, title and interest of the Seller in and to any uncollected insurance proceeds which the Seller may be entitled to receive from such damage or destruction. A "MATERIAL" part of the Property shall be deemed to have been damaged or destroyed if the cost of repair or replacement shall be equal to or in excess of $1,000,000.

            11.2. CONDEMNATION. If, prior to the Closing Date, all or any portion of the Property is taken by eminent domain or condemnation (or is the subject of a pending taking which has not been consummated), the Seller shall notify the Purchaser of such fact and the Purchaser shall have the option to terminate this Agreement upon notice to the Seller given not later than ten (10) days after receipt of the Seller's notice. If the Purchaser does not elect to terminate this Agreement, at the Closing the Seller shall assign and turnover, and the Purchaser shall be entitled to receive and keep, all awards or other proceeds for such taking by eminent domain or condemnation.

            11.3. TERMINATION. If the Purchaser effectively terminates this Agreement pursuant to Section 12.1 or 12.2, this Agreement shall be terminated and the rights of the parties shall be the same as if notice of termination were given pursuant to Section 14.1.

      12. Conditions Precedent to Closing.

            12.1. CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS TO PERFORM. The Purchaser's obligation under this Agreement to purchase the Property is subject to the fulfillment of each of the following conditions: (i) the representations and warranties of the Seller contained herein shall be true, accurate and correct as of the Closing Date in all material respects except to the extent they relate only to an earlier date; (ii) the Seller shall be ready, willing and able to deliver title to the Property in accordance with the terms and conditions of this Agreement; (iii) the Seller shall have delivered all the documents and other items required pursuant to Section 8, and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by the Seller at or prior to the Closing; and (iv) if required by Section 10.4., the Seller shall have funded an escrow account with the Escrow Agent to cover remaining Remedial Repairs.

            12.2. CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS TO PERFORM. The Seller's obligation under this Agreement to sell the Property to the Purchaser is subject to the fulfillment of each of the following conditions: (i) the representations and warranties of the Purchaser contained herein shall be materially true, accurate and correct as of the Closing Date; (ii) the Purchaser shall have delivered the funds required hereunder and all the documents to be executed by the Purchaser set forth in Section 9 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing; and (iii) all consents and approvals of governmental authorities and parties to agreements to which the Purchaser is a party or by which the Purchaser's assets are bound that are required with respect to the consummation of the transactions contemplated by this Agreement shall have been obtained and copies thereof shall have been delivered to the Seller at or prior to the Closing.

            12.3. REMEDIES UPON FAILURE TO SATISFY CONDITIONS. In the event that any condition contained in Sections 13.1 or 13.2 is not satisfied, the party entitled to the satisfaction of such condition as a condition to its obligation to close title shall have as its sole remedy hereunder the right to elect to (i) waive such unsatisfied condition whereupon title shall close as provided in this Agreement or (ii) proceed as provided in
      Section 14 hereof.

      13. Remedies.

            13.1. SELLER'S INABILITY TO PERFORM. If the Closing fails to occur by reason of the Seller's inability to perform its obligations under this Agreement which has not been waived pursuant to Section 13.3, then the Purchaser, as its sole remedy for such inability of the Seller, may terminate this Agreement by notice to the Seller. If the Purchaser elects to terminate this Agreement as a result of such Seller's inability, then this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein (collectively, the "SURVIVING OBLIGATIONS"), and except that the Purchaser shall be entitled to a return of the Deposit. Nothing contained herein shall limit or restrict the Purchaser's ability to pursue any rights or remedies it may have against the Seller with respect to the Surviving Obligations. Except as set forth in this Section 14.1, the Purchaser hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of the Seller's inability to perform its obligations hereunder. Notwithstanding anything to the contrary herein, if the Seller's inability to perform its obligations under this Agreement is a result of any wrongful action of, or wrongful failure to act by, the Purchaser or any of the Purchaser's Representatives, the Purchaser shall not be relieved of its obligations under this Agreement and Purchaser shall not be entitled to any right or remedy provided in this Section 14.1 or elsewhere in this Agreement.

            13.2. PURCHASER'S FAILURE TO PERFORM. In the event of a material default hereunder by the Purchaser or if the Closing fails to occur by reason of the Purchaser's failure or refusal to perform its obligations hereunder, then the Seller may terminate this Agreement by notice to the Purchaser. If the Seller elects to terminate this Agreement, then this Agreement shall be terminated and the Seller may retain the Deposit as liquidated damages for all loss, damage and expenses suffered by the Seller, it being agreed that the Seller's damages are impossible to ascertain, and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations. Nothing contained herein shall limit or restrict the Seller's ability to pursue any rights or remedies it may have against the Purchaser with respect to the Surviving Obligations. Except as set forth in this Section 14.2 and the Surviving Obligations, the Seller hereby expressly waives, relinquishes and releases any other right or remedy available to them at law, in equity or otherwise by reason of the Purchaser's default hereunder or the Purchaser's failure or refusal to perform its obligations hereunder. Notwithstanding anything to the contrary herein, if the Purchaser's default or the Purchaser's failure or refusal to perform its obligations under this Agreement is a result of any wrongful action of, or wrongful failure to act by, the Seller or any of the Seller's Affiliates, the Seller shall not be relieved of its obligations under this Agreement and the Seller shall not be entitled to any right or remedy provided in this Section 14.2 or elsewhere in this Agreement.

            13.3. SELLER'S FAILURE TO PERFORM. If the Closing fails to occur by reason of the Seller's failure or refusal to perform its obligations hereunder which has not been waived by the Purchaser, then the Purchaser, as its sole remedy hereunder, may (i) terminate this Agreement by notice to the Seller or (ii) seek specific performance from the Seller. As a condition precedent to the Purchaser exercising any right it may have to bring an action for specific performance as the result of the Seller's failure or refusal to perform their obligations hereunder, the Purchaser must commence such an action within ninety (90) days after the occurrence of such default. The Purchaser agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence such an action. Notwithstanding anything to the contrary herein, if the Seller's failure or refusal to perform its obligations under this Agreement is a result of any wrongful action of, or wrongful failure to act by, the Purchaser or any of the Purchaser's Representatives, the Purchaser shall not be relieved of its obligations under this Agreement and Purchaser shall not be entitled to any right or remedy provided in this Section 14.3 or elsewhere in this Agreement.

      14. Escrow. The Escrow Agent shall hold the Initial Contract Deposit, the Contract Extension Deposit and the Additional Contract Deposit, and all interest accrued thereon, if any (collectively, the "DEPOSIT") in escrow and shall dispose of the Deposit only in accordance with the provisions of that certain Escrow Agreement of even date herewith by and among the Escrow Agent, the Purchaser and the Seller relating to the Property (the "ESCROW Agreement") in the form of EXHIBIT J hereto. Simultaneously with their execution and delivery of this Agreement, the Purchaser and the Seller shall furnish the Escrow Agent with their true Federal Taxpayer Identification Numbers so that the Escrow Agent may file appropriate income tax information returns with respect to any interest earned on or credited to the Deposit. The party entitled to the economic benefit of the Deposit representing interest earned on the Initial Contract Deposit, the Contract

      Extension Deposit and the Additional Contract Deposit, shall be the party responsible for the payment of any tax due thereon.

      The provisions of the Escrow Agreement shall survive the termination of this Agreement and the Closing. 15. Notices. All notices, elections, consents, approvals, demands, objections, requests or other communications which the Seller or the Purchaser may be required or desire to give pursuant to, under or by virtue of this Agreement must be in writing and (i) delivered by hand to the addresses set forth below, or (ii) (a) sent by express mail or courier (for next business day delivery), or (b) sent by certified or registered mail, return receipt requested with proper postage prepaid, addressed as follows:

      If to the Seller:
      Government Center Garage Realty Trust
      c/o Morgan Stanley Dean Witter Realty Inc.
      Two World Trade Center
      27th Floor
      New York, New York 10020
      Attention:  William J. O'Shaughnessy, Esq.

      with a copy to:
      Bingham Dana LLP
      150 Federal Street
      Boston, Massachusetts 02110
      Attention:  Vincent M. Sacchetti, Esq.

      If to the Purchaser:
      RAK Group Acquisition Corporation
      140 West 57th Street, Suite 5A
      New York, NY  10019
      Attention:  Randy A. Kohana, President
      and
      PaineWebber Real Estate Fund I, L.P.
      1285 Avenue of the Americas, 38th Floor
      New York, New York  10019
      Attention:  Kevin D. Cox, Managing Director

      with a copy to:
      Goulston & Storrs
      400 Atlantic Avenue
      Boston, MA  02110
      Attention:  Eli Rubenstein, Esq.

      The Seller or the Purchaser may designate another addressee or change its address for notices and other communications hereunder by a notice given to the other parties in the manner provided in this Section 16. A notice or other communication sent in compliance with the provisions of this Section 16 shall be deemed given and received (i) if by hand, at the time of the delivery thereof or tender of delivery thereof to the receiving party at the address of such party set forth above (or to such other address as such party has designated as provided above), (ii) if sent by express mail or overnight courier, on the date it is delivered or tendered for delivery to the other party, or (iii) if sent by registered or certified mail, on the third business day following the day such mailing is made.

      16. Property Information and Confidentiality. The Purchaser agrees that, prior to the Closing, all Property Information shall be kept strictly confidential and shall not, without the prior consent of the Seller, be disclosed by the Purchaser or the Purchaser's Representatives, in any manner whatsoever, in whole or in part, and will not be used by the Purchaser or the Purchaser's Representatives, directly or indirectly, for any purpose other than evaluating the Property. Moreover, the Purchaser agrees that, prior to the Closing, the Property Information will be transmitted only to the Purchaser's Representatives (i) who need to know the Property Information for the purpose of evaluating the Property, and who are informed by the Purchaser of the confidential nature of the Property Information and (ii) who agree to be bound by the terms of this Section 17 and Section 6.3. The provisions of this Section 17 shall in no event apply to Property Information which is a matter of public record and shall not prevent the Purchaser from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

            16.1. PRESS RELEASES. The Purchaser and Seller, for the benefit of each other, hereby agree that between the date hereof and the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement with any of its attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent either party hereto from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

            16.2. RETURN OF PROPERTY INFORMATION. In the event this Agreement is terminated, the Purchaser and the Purchaser's Representatives shall promptly deliver to the Seller all or substantially all originals and copies of the Property Information in the possession of the Purchaser and the Purchaser's Representatives. Notwithstanding anything herein contained to the contrary, a portion of the Deposit equal to One Hundred Thousand Dollars ($100,000), which the Purchaser would otherwise be entitled to have returned to it pursuant to this Agreement, shall be held by the Escrow Agent until such time as the Purchaser has fulfilled its obligations under the preceding sentence. Notwithstanding the foregoing, the Purchaser shall not be required to deliver to Seller any internal memoranda, projections or financial information concerning the Property produced by or for the Purchaser, nor shall Purchaser be required to deliver any information or documents or the like prepared for Purchaser by counsel to Purchaser or by Purchaser's third party contractors; provided that any such material from third-party contractors, if not given over to the Seller, shall be promptly destroyed by the Purchaser. The foregoing deliveries to Seller are solely in response to Seller's concerns about the confidentiality of such information. Accordingly, Seller acknowledges that Seller is not entitled to rely upon any information or document or other Property Information which may be delivered by Purchaser to Seller.

            16.3. PROPERTY INFORMATION DEFINED. As used in this Agreement, the term "PROPERTY INFORMATION" shall mean (i) all information and documents in any way relating to the Property, the operation thereof or the sale thereof (including, without limitation, Leases, Contracts and Licenses) furnished to, or otherwise made available for review by, the Purchaser or its directors, officers, employees, affiliates, partners, brokers, agents or other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, the "PURCHASER'S Representatives"), by the Seller or any of the Seller's Affiliates, or their agents or representatives, including, without limitation, their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by the Purchaser or the Purchaser's Representatives containing or based, in whole or in part, on the information or documents described in the preceding clause (i), or the Investigations, or otherwise reflecting their review or investigation of the Property.

            16.4. REMEDIES. In addition to any other remedies available to the Seller, the Seller shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against the Purchaser or the Purchaser's Representatives in order to enforce the provisions of this Section 17 and 6.3.

      The provisions of this Section 17 shall survive the termination of this Agreement and the Closing.

      17. Access to Records. For a period of three (3) years subsequent to the Closing Date, the Seller, the Seller's Affiliates and their employees, agents and representatives shall be entitled to access during business hours to all documents, books and records given to the Purchaser by the Seller at the Closing for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations upon reasonable prior notice to the Purchaser, and shall have the right, at their sole cost and expense, to make copies of such documents, books and records.

      18. Assignments. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by the Purchaser without the prior written consent of the Seller and any assignment or attempted assignment by the Purchaser without such prior written consent shall constitute a default by the Purchaser hereunder and shall be null and void; provided, however that Purchaser may assign its rights hereunder to an affiliate controlling, controlled by or under common control with either Paine Webber Group Inc. or PaineWebber Real Estate Fund I, L.P. or RAK Group Acquisition Corporation, provided, further that if this Agreement is assigned to an affiliate of RAK Group Acquisition Corporation, such affiliate must have as a member or partner an institutional investor, the identity of which is satisfactory to the Seller. "Control" as used in this section shall mean ownership of 50% or more of the equity interest in such affiliate entity and the ability to control such entity's decisions. Any assignment pursuant to the previous sentence shall in no way affect Purchaser's obligations or liabilities hereunder.

      19. Entire Agreement, Amendments. All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this Agreement, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Agreement. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against the Seller or the party drafting this Agreement. This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

      20. Merger. Except as otherwise expressly provided herein, (i) the Purchaser's acceptance of the Deed shall be deemed a discharge of all of the obligations of the Seller hereunder and (ii) all of the Seller's representations, warranties, covenants and agreements herein shall merge in the documents and agreements executed at the Closing and shall not survive the Closing.

      21. Limited Recourse. The Purchaser agrees that, except as explicitly set forth below, it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of the Seller, including, without limitation, Dean Witter Realty Inc. and the parent and affiliates of Dean Witter Realty Inc. (collectively, the "SELLER'S AFFILIATES"), arising out of or in connection with this Agreement or the transactions contemplated hereby. The Purchaser agrees to look solely to the Seller or its beneficiary and the assets of the Seller or its beneficiary directly attributable to the Buildings for the satisfaction of the Seller's liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements of the Seller contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of the Seller's Affiliates other than its beneficiary with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. The total liability hereunder of the Seller and its beneficiary shall in no event exceed an amount equal to the Deposit. The beneficiary of the Seller shall maintain a liquid net worth in an amount equal to the Deposit until the later of (i) March 31, 2001, and (ii) the date upon which any such claim which shall have been timely made is fully resolved. The Seller shall have the right, but not the obligation, at any time (a) to provide a guaranty of the Seller's liabilities hereunder limited in an amount equal to the Deposit and covering claims made on or before March 31, 2001, from a credit-worthy, third party guarantor reasonably satisfactory to the Purchaser, which guaranty shall be in form and substance reasonably satisfactory to the Purchaser, or (b) to place in escrow cash in the amount of the Deposit pursuant to an escrow agreement, in form and substance reasonably satisfactory to the Purchaser, which shall provide that the cash will be delivered to the Seller on March 31, 2001, if no claims have been made thereon by the Purchaser. For so long as such guaranty or cash escrow continues in full force and effect, all obligations of the Seller to maintain liquidity set forth in this Section 22 shall be deemed to have been satisfied.

      22. Miscellaneous. Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default. Each of the Exhibits and Schedules referred to herein and attached hereto is incorporated herein by this reference. The caption headings in this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained. If any provision of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable. This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts without reference to principles of conflicts of laws.

      23. Time of the Essence. Time is of the essence with respect to this -------------------- Agreement, including but not limited to the occurrence of the Closing as of the originally scheduled date.
------------------------------------------------------------------------------
24. IRS Form 1099-S Designation. In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (i) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as EXHIBIT K at or prior to the Closing to designate the Title Company as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S; (ii) to provide the Title Company with the information necessary to complete Form 1099-S; (iii) that the Title Company shall not be liable for the actions taken under this Section 25, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Title Company; and
(iv) that the Title Company shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken under this Section 25, except as they may be the result of gross negligence or willful misconduct on the part of the Title Company. The Title Company shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

      25. Attorneys' Fees. In any event that at any time Seller or Purchaser shall institute any action or proceeding against the other relating to this Agreement or any default hereunder, then and in that event the prevailing party in such action or proceeding shall be entitled to recover from the other party its reasonable attorneys' fees which shall be deemed to have accrued on the commencement of such action or proceeding and shall be payable whether or not such action is prosecuted to judgment.

      26. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                     SELLER:

                                    GOVERNMENT CENTER GARAGE REALTY TRUST


                                    By:  /s/ Robert B. Austin
                                         ---------------------------------------
                                          Robert B. Austin or Ronald J.
                                          DiPietro, as Trustee and not
                                          individually, at the direction of GCGA
                                          Limited Partnership, sole Beneficiary
                                          of Government Center Garage Realty
                                          Trust

                                    SOLELY IN CONNECTION WITH SECTION 22 ABOVE:

                                    GCGA LIMITED PARTNERSHIP, as the sole
                                    beneficiary of Seller

                                          By:   DW GCGA I, Inc., its sole
                                                general partner


                                          By:   /s/ Robert B. Austin
                                                --------------------------------
                                                Robert B. Austin, its
                                                President



                                   PURCHASER:
                           ONE CONGRESS STREET JV LLC

                                          By:   RAK GROUP ACQUISITION
                                          CORPORATION, as an authorized Member

                                          By: /s/Randy A. Kohana
                                              ----------------------------------
                                            Name:  Randy A. Kohana
                                            Title: President